Schedule 14A Information
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             Anaren Microwave, Inc.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which trans-action applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined).

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:_____________________________________________________

(2) Form, Schedule or Registration Statement No.:_______________________________

(3) Filing Party:_______________________________________________________________

(4) Date Filed:_________________________________________________________________

                             ANAREN MICROWAVE, INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                           -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on November 19, 1998

                           -------------------------

To the Holders of the Common Stock
  of Anaren Microwave, Inc.:

      PLEASE TAKE NOTICE, that the Annual Meeting of Shareholders of Anaren Microwave, Inc. (the "Company") will be held on November 19, 1998, at 11:00 a.m. Eastern Standard Time at the Syracuse Marriott, 6302 Carrier Parkway, East Syracuse, New York 13057, for the following purposes:

     (1) To elect seven directors, for the term of one year and until their successors have been elected and qualified;

     (2)  To approve amendments to the Company's Incentive Stock Option Plan;

     (3) To approve amendments to the Company's 1989 Nonstatutory Stock Option Plan;

     (4) To approve an amendment to the Company's Certificate of Incorporation to authorize additional shares; and

     (5) To transact such other business as may be properly brought before the Meeting.

      Shareholders of record as of the close of business on September 23, 1998 will be entitled to notice of and to vote at the Meeting.

      Enclosed is the annual report for the fiscal year ended June 30, 1998, along with a proxy statement and proxy. Shareholders who do not expect to attend the Meeting are requested to sign and return the proxy in the enclosed envelope.

                                             By Order of the Board of Directors




                                             David M. Ferrara
                                             Secretary

Dated: September 30, 1998
East Syracuse, New York

                             ANAREN MICROWAVE, INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                           -------------------------

      This Proxy Statement is being mailed on or about September 30, 1998, to the Shareholders of Anaren Microwave, Inc. ("Anaren" or the "Company") entitled to receive the accompanying Notice of Annual Meeting of Shareholders and is provided, by order of its Board of Directors, in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on November 19, 1998 at 11:00 a.m. and at any adjournment or adjournments thereof, for the purposes set forth in the Notice.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time prior to its exercise by (i) submitting a subsequently dated proxy; or (ii) by filing written notice of such revocation with the Secretary of the Meeting. The proposals described in this Proxy Statement will be presented by the Board of Directors of the Company. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted to elect the nominees for director named herein and to approve the proposed amendments to the Company's Incentive Stock Option Plan, 1989 Nonstatutory Stock Option Plan and Certificate of Incorporation.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


      At the close of business on September 23, 1998, the record date stated in the accompanying Notice, the Company had outstanding 5,462,292 shares of common stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. A majority of the issued and outstanding shares of Common Stock present in person or by proxy, a total of 2,731,147 shares, will be required to constitute a quorum for the transaction of business at the Meeting. The Company has no class of voting stock outstanding other than the Common Stock.


      Abstentions and broker non-votes (as defined below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by Shareholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a shareholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter. Accordingly, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote; and (ii) the broker or nominee does not have discretionary voting power on such matter.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to persons known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, as of September 23, 1998 (except as otherwise indicated):

                                          Number of Shares
Name and Address                           of Common Stock           Percent
of Beneficial Owner                     Beneficially Owned(1)       of Class
-----------------                       --------------------        --------

Global Securities, Inc. ..............          732,800              13.42%
P.O. Box 560
Sudbury, MA 01776

Carl W. Gerst, Jr ....................          334,931(2)            6.09%
c/o Anaren Microwave, Inc.
6635 Kirkville Road
East Syracuse, NY 13057

----------
(1) Except as otherwise indicated, as of September 23, 1998 all of such shares are owned with sole voting and investment power.

(2) Includes 61,931 shares held in trust for, or owned by, Mr. Gerst's family and relatives and includes 40,000 shares which Mr. Gerst has the right to acquire within 60 days pursuant to outstanding stock options.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information, as of September 23, 1998, with respect to the beneficial ownership of the Company's Common Stock by
(i) each director and nominee for director who owned beneficially any shares of Common Stock, (ii) each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" below, and (iii) all directors and executive officers of the Company as a group:


                                         Number of Shares
Name                                     of Common Stock           Percent
of Beneficial Owner                    Beneficially Owned(1)       of Class
-------------------                    --------------------        --------
Hugh A. Hair .........................      108,350(2)               1.99%

Carl W. Gerst, Jr ....................      334,931(3)               6.09%
Abraham Manber .......................            0                   --
Lawrence A. Sala .....................       38,200(4)                 *
Dale F. Eck ..........................       10,000(5)                 *
Herbert I. Corkin ....................        7,500(6)                 *
Gert R. Thygesen .....................       26,500(7)                 *
Joseph E. Porcello ...................       19,490(8)                 *
Stanley S. Slingerland ...............       34,559(9)                 *
Dr. David Wilemon ....................        9,000(10)                *

All Directors and Officers
   as a Group (9 persons) ............      588,530(11)             10.51%

----------
*    Indicates less than 1%

(1) Except as otherwise indicated, as of September 23, 1998, all of such shares are owned with sole voting and investment power.

(2)  Includes 27,300 shares owned by Mr. Hair's wife.

(3) Includes 61,931 shares held in trust for, or owned by, Mr. Gerst's family and relatives and includes 40,000 shares which Mr. Gerst has the right to acquire within 60 days pursuant to outstanding stock options.

(4) Includes 33,000 shares which Mr. Sala has the right to acquire within 60 days pursuant to outstanding stock options.

(5) Includes 10,000 shares which Mr. Eck has the right to acquire within 60 days pursuant to outstanding stock options.

(6) Includes 1,000 shares owned by The Entwistle Company, of which Mr. Corkin is Chairman, Chief Executive Officer and a majority shareholder. Does not include 732,800 shares owned by Global Securities, Inc. ("Global"), as to which Mr. Corkin, the owner of 24% of the capital stock of Global, disclaims beneficial ownership.

(7) Includes 18,500 shares which Mr. Thygesen has the right to acquire within 60 days pursuant to outstanding stock options.

(8) Includes 18,500 shares which Mr. Porcello has the right to acquire within 60 days pursuant to outstanding stock options.

(9) Includes 7,000 shares which Mr. Slingerland has the right to acquire within 60 days pursuant to outstanding stock options.

(10) Includes 9,000 shares which Dr. Wilemon has the right to acquire within 60 days pursuant to outstanding stock options.

(11) Includes 136,000 shares which all directors and officers as a group have the right to acquire within 60 days pursuant to outstanding stock options.

                                    ITEM ONE

                              ELECTION OF DIRECTORS

      Seven directors are to be elected for the ensuing year and until their successors are elected and qualified. The shares represented by the enclosed proxy will be voted for the nominees for directors set forth herein who shall constitute the entire Board of Directors.

      If any nominee for director should be unavailable to serve, it is intended that the persons named in the accompanying form of proxy will vote the shares represented by such proxy for another person duly nominated by the Board of Directors in such nominee's stead or if no other person is so nominated, to vote such shares only for the remaining nominees. All nominees for director set forth herein have consented to serve, and the Company's Board of Directors believes they will serve, as directors.

Certain Information Concerning Nominees for Directors

      Set forth below is certain information concerning the nominees for election as directors. The information has been furnished to the Company by such persons:
                                        Year
Name, Age, Nature of                    First             Principal
Positions and Offices                  Became       Occupation, Experience
Held with the Company                 Director      and Other Directorships
---------------------                 --------  --------------------------------
Hugh A. Hair, 63 ....................   1968    Mr.  Hair   has  been   actively
Chairman of the Board                              engaged   in  the   Company's
                                                   business  since its  founding
                                                   in 1967.  Mr.  Hair served as
                                                   President of the Company from
                                                   its  founding  until May 1995
                                                   and   as   Chief    Executive
                                                   Officer   from  its  founding
                                                   until   September  1997.  Mr.
                                                   Hair has  served as  Chairman
                                                   of the  Board  for more  than
                                                   the past five years.

Carl W. Gerst, Jr., 61 ..............   1968    Mr.  Gerst  has  been   actively
Chief Technical Officer, Treasurer,                engaged   in  the   Company's
Vice Chairman                                      business  since its  founding
                                                   in 1967.  Mr. Gerst served as
                                                   Executive Vice President from
                                                   the Company's  founding until
                                                   May 1995 when he became Chief
                                                   Technical  Officer  and  Vice
                                                   Chairman  of the  Board.  Mr.
                                                   Gerst  has  also   served  as
                                                   Treasurer since May 1992.

Lawrence A. Sala, 35 ................   1995    Mr. Sala  has  been President of
President, Chief Executive Officer                 the  Company  since  May 1995
and Director                                       and   has   served  as  Chief
                                                   Executive    Officer    since
                                                   September 1997. Prior  to May
                                                   1995, Mr. Sala served as Vice
                                                   President of Marketing.

Abraham Manber, 69 ..................   1971    Mr.  Manber   was  President  of
Director                                           Amtech Patent Licensing Corp.
                                                   from    1979     until    his
                                                   retirement in March 1993.

                                        Year
Name, Age, Nature of                    First             Principal
Positions and Offices                  Became       Occupation, Experience
Held with the Company                 Director      and Other Directorships
---------------------                 --------  --------------------------------
Herbert I. Corkin, 76 ...............   1989    Mr. Corkin  has been Chairman of
Director                                           the  Board  of The  Entwistle
                                                   Company,       a      defense
                                                   contractor,  since 1959.  Mr.
                                                   Corkin  also  served  as  the
                                                   President  of  The  Entwistle
                                                   Company   from  1959  through
                                                   December  1993 and has served
                                                   as   its   Chief    Executive
                                                   Officer since December 1993.


Dale F. Eck, 55 .....................   1995    Mr. Eck  was  Vice  President of
Director                                           Finance and  treasurer of The
                                                   Entwistle  Company, a defense
                                                   contractor,  from 1978  until
                                                   his  retirement  in  February
                                                   1997. Mr. Eck has also served
                                                   as   a   Director    of   The
                                                   Entwistle  Company since 1978
                                                   and  continues  to serve that
                                                   company in such capacity. Mr.
                                                   Eck has  provided  consulting
                                                   services to the Company since
                                                   March 1997.


Dr. David Wilemon, 61 ...............   1997    Dr. Wilemon has been a Professor
Director                                           of Marketing  and  Innovation
                                                   Management  at  the  Syracuse
                                                   University      School     of
                                                   Management since 1966. He has
                                                   also  served as  Director  of
                                                   the     Synder     Innovation
                                                   Management   Program  at  the
                                                   University  since 1980 and as
                                                   Co     -Director    of    the
                                                   Entrepreneurship and Emerging
                                                   Enterprises   Program  there,
                                                   since 1993.  Dr.  Wilemon has
                                                   also been a frequent  speaker
                                                   at    the    University    of
                                                   Wisconsin    -   College   of
                                                   Engineering      Professional
                                                   Development since 1978.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

      The following table sets forth certain information with respect to compensation, received in all capacities in which they served, for each of the last three fiscal years ended July 1, 1996, June 30, 1997 and June 30, 1998 of each person who served as the Company's Chief Executive Officer during the most recent fiscal year and each of the four other most highly compensated officers during the most recent fiscal year:

                           Summary Compensation Table

                                                                              Long Term
                                                                             Compensation
                                                        Annual               ------------
                                                     Compensation             Securities      All
Name and                                        -----------------------       Underlying   Other Com-
Principal                                         Salary       Bonus          Options(6)  pensation(7)
Position                             Year           ($)         ($)              (#)          ($)
---------                           ------      ----------  -----------      ----------- -------------
Hugh A. Hair ...................     1998        $225,000      $25,000               0      $14,011
Chairman of the                      1997         225,000            0               0       12,876
Board(1)                             1996         225,000            0               0       10,521

Carl W. Gerst, Jr. .............     1998         225,000       25,000               0       11,180
Chief Technical                      1997         225,000            0               0       10,146
Officer, Vice                        1996         225,000            0               0        9,086
Chairman and Treasurer(2)

Lawrence A. Sala ...............     1998         207,693       60,008          15,000       11,592
President and Chief                  1997         161,827            0          35,000       10,878
Executive Officer(3)                 1996         128,084            0           5,000        2,233

Gert R. Thygesen, ..............     1998         125,127       20,323           3,000        3,307
Vice President of                    1997         120,462            0           2,500        2,739
Operations(4)                        1996         115,570            0               0        2,006

Joseph E. Porcello, ............     1998          97,885        5,334           2,500        1,468
Vice President of                    1997          92,683            0           2,500        1,390
Finance(5)                           1996          83,885            0               0        1,258

----------
(1) Mr. Hair also served as the Company's President until May 1995 and as the Company's Chief Executive Officer until September 1997.
(2) Mr. Gerst served as the Company's Executive Vice President until May 1995 when he was elected to the position which he currently holds, Chief Technical Officer.
(3) Mr. Sala was elected President of the Company in May 1995. He was named Chief Executive Officer in September 1997.
(4) Mr. Thygesen served as one of the Company's Program Managers from 1990 through 1992 and as the Company's Operations Manager from 1992 until May 1995 when he was elected to the position which he currently holds, Vice President of Operations.
(5) Mr. Porcello served as the Company's Director of Finance from prior to 1990 until May 1995 when he was elected to the position which he currently holds, Vice President of Finance.
(6) The table reflects the number of shares which are subject to incentive stock options granted to Messrs. Sala, Thygesen and Porcello pursuant to the Company's Incentive Stock Option Plan.
(7) All Other Compensation consists of contributions to the Company's 401(k) Salary Savings Plan and, with respect to Messrs. Hair, Gerst and Sala, reimbursement for premiums on life insurance policies owned by executive officers.

Fiscal Year Option Grants

      The following table sets forth certain information regarding options granted by the Company during the last fiscal year to the individuals named in the above compensation table, including information as to potential realizable value of such options at assumed annual rates of stock price appreciation for the ten-year terms of the options:


                                               Percent
                                              of Total                              Potential Realizable Value
                                Number of      Options                                at Assumed Annual Rates
                               Securities    Granted to                             of Stock Price Appreciation
                               Underlying     Employees    Exercise or                  for Option Term(1)
                                 Options      in Fiscal    Base Price   Expiration  ---------------------------
        Name                    Granted         Year         ($/sh)        Date         5%($)        10%($)
        -----                   ---------    ----------    ----------    ---------     ------        -------
Hugh A. Hair ...............          0           0%               --          --            --            --
Carl W. Gerst, Jr. .........          0           0                --          --            --            --
Lawrence A. Sala ...........     15,000          20           $19.875    11/10/07      $187,489      $473,134
Gert R. Thygesen ...........      3,000           4            19.875    11/10/07        37,498        95,027
Joseph E. Porcello .........      2,500           3            19.875    11/10/07        31,248        79,189

----------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on arbitrarily assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options are granted to their expiration date.

Aggregated Option Exercises in Last Fiscal
Year and Fiscal Year-End Option Values

      The following table sets forth certain information for the named executive officers with respect to (i) stock options exercised in fiscal year 1998, (ii) the number of stock options held at the end of fiscal year 1998, and (iii) the value of in-the-money stock options at the end of fiscal year 1998.


                                                          Number of Securities                Value of
                                                        Underlying Unexercised          Unexercised In-the-Money
                          Shares                      Options at June 30, 1998(#)    Options At June 30, 1998(1)($)
                        Acquired On      Value      -------------------------------   -----------------------------
      Name              Exercise (#)  Realized ($)  Exercisable       Unexercisable   Exercisable     Unexercisable
      -----             -----------   ------------  -----------        ------------   -----------     -------------

Hugh A. Hair ..........    75,000      $920,625            0                    0       $      0         $      0
Carl W. Gerst, Jr. ....    35,000       319,375       40,000                    0        545,000                0
Lawrence A. Sala ......    19,000       329,063       33,000               62,000        333,203          425,373
Gert R. Thygesen ......    17,800       387,200       23,700               17,000        247,286          146,844
Joseph E. Porcello ....     7,000       125,125       18,500               12,500        189,336          103,344

----------
(1) Amount represents the difference between the aggregate exercise price of the options and a $15.00 market price of the underlying Common Stock on June 30, 1998.

Pension Plan

      The Company maintains a non-contributory Pension Plan for the benefit of all employees over the age of 23 who have completed one year of service and who are not covered by any other retirement plan sponsored by a recognized bargaining unit. The Company pays all amounts required to provide retirement income benefits. The Pension Plan provides fixed benefits to be paid upon retirement at a specific age. Pension expense, including amortization of prior service cost over 30 years, was $141,981 for fiscal 1998.

      The table below illustrates the estimated aggregate annual benefit that would be payable to executive officers of the Company who are at least 65 years of age at retirement, based on the formula in effect after June 30, 1992 and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") limits on compensation and benefits after 15, 20, 25, 30 and 35 credited years of service; for illustration purposes, the table assumes all years of service under the current Pension Plan formula:

                               Pension Plan Table

       Final
  Average Annual                                  Estimated Annual Pension Payable
   Compensation                                  Based on Years of Service Indicated
  ---------------           --------------------------------------------------------------------------
                            15 Years          20 Years         25 Years       30 Years        35 Years
                            --------          --------         --------       --------        --------
    $100,000 ..........     $11,250           $15,000          $18,750         $22,600         $26,250
     125,000 ..........      14,063            18,750           23,438          28,125          32,813
     150,000 ..........      16,875            22,500           28,125          33,750          39,375
     175,000 ..........      16,875            22,500           28,125          33,750          39,375
     200,000 ..........      16,875            22,500           28,125          33,750          39,375
     225,000 ..........      16,875            22,500           28,125          33,750          39,375
     250,000 ..........      16,875            22,500           28,125          33,750          39,375
     275,000 ..........      16,875            22,500           28,125          33,750          39,375

      Under the terms of the Pension Plan, each member who is at least 65 years of age at his retirement is entitled to a Normal Retirement Benefit (as defined under the Pension Plan). The compensation used in determining the Pension Plan benefit for executive officers is based upon their annual salary as shown on the Summary Compensation Table above. The Normal Retirement Benefit is the aggregate of:

     A. 0.60% of average of highest five consecutive years compensation from date of employment to June 30, 1992 multiplied by Benefit Service (as defined under the Pension Plan) to June 30, 1992; plus

     B.   0.75% of compensation for each year of Benefit Service thereafter;

but not less than the accrued benefit under the prior plan at June 30, 1992.

      Employees who have attained at least twelve years of service and are at least 55 years of age can retire and receive a proportionately reduced benefit.

      Under ERISA, the maximum annual benefit payable at age 65 is $125,000. The maximum compensation that could be considered for all participants, including Messrs. Hair, Gerst, Sala, Thygesen and Porcello, is $160,000 for 1998. These benefit and compensation limits are indexed to increases in the Consumer Price Index.

      The credited years of service as of June 30, 1998 under the Pension Plan for each of Messrs. Hair and Gerst are 25, and for Messrs. Sala, Thygesen and Porcello are 13, 17 and 21, respectively.

Change-in-Control Arrangements

      Since November 1988, the Company has maintained a plan for severance compensation to employees after a hostile takeover (the "Severance Plan"). The
Severance Plan defines a hostile takeover to include, among others, the following events, if not approved by two-thirds of the members of the Board of

Directors in office immediately prior to any such event: (1) the election of directors not nominated by the Board of Directors; or (2) a business combination, such as a merger. All full time employees who had completed at least two years of continuous employment with the Company on the effective date of the Severance Plan became participants therein. After the effective date, nonparticipating full-time employees become participants as they complete two years of continuous full-time employment with the Company. A severance benefit is payable under the plan if a participant's employment with the Company terminates, voluntarily or involuntarily, within two years after a hostile takeover for reasons such as reduction in compensation, discontinuance of employee benefit plans without replacement with substantially similar plans, change in duties or status, certain changes in job location and involuntary termination of employment for reasons other than just cause. For participants who have completed two but less than five years, the benefit is equal to the employee's annual compensation during the year immediately preceding the termination of employment. For employees who have completed five or more years of continuous full-time employment, the benefit is equal to two and nine-tenths times the employee's annual compensation during the 12 months ending on the date of termination of employment, but may not exceed 2.99 times average annual compensation during the preceding five years. Annual compensation is defined for purposes of the Severance Plan as the amount of an employee's wages, salary, bonuses and other incentive compensation. Benefits are payable in a lump sum not less than ten days after termination of employment.

      To date, the Company is not aware of any event which would trigger the provisions of the Severance Plan. The Severance Plan is due to expire, pursuant to its terms, in November 1998.

Management Incentive Plan

      The Company has a Management  Incentive  Plan  ("Incentive  Plan") that is designed to provide a meaningful annual financial incentive to management employees to reward them for their contribution toward the Company's profitability. Eligibility in the plan is limited to key members of management who, because of their position, have the ability to substantially impact the profitability and overall success of the Company. Individual participants in the Incentive Plan are selected by the President on an annual basis, subject to approval of the Board of Directors.

      Under  the  Incentive  Plan,   each   participant  has  a  "target"  bonus
opportunity in an amount equal to a specified percentage of his or her base salary. Awards under the Incentive Plan are based on corporate, functional and individual performance measured against pre-established targeted goals. Corporate performance goals, which are set by the President and are subject to Board approval, are based on factors including but not limited to earnings, revenue, appreciation in stock value and order targets. Functional and individual performance goals are based on each participant's functional responsibilities, and are jointly established by the Company and the participant prior to the beginning of the fiscal year. Fulfillment of corporate performance goals must carry a weighting of at least 50% of the total incentive opportunity for each employee, and participants who are officers of the Company may not receive any bonus payment unless the specified corporate performance goals are attained.

      Bonus payments under the Incentive Plan are made on or about September 1st following the end of the fiscal year for which the bonus is earned. Bonus amounts reflected in the Summary Compensation Table on page 6 for Messrs. Sala, Thygesen and Porcello represent amounts awarded pursuant to the Incentive Plan.

Compensation of Directors

      The Company currently pays each director who is not an operating officer of the Company $7,500 per year and reimburses each such director for the reasonable expenses incurred in attending meetings of the Board of Directors.

Certain Agreements with Directors and Executive Officers

      The Company has an employment agreement, dated July 1, 1997, with Lawrence
A. Sala, President and (as of September 1997) Chief Executive Officer of the Company providing for Mr. Sala's employment as President of the Company until November 30, 2001 or such earlier date as may result pursuant to the terms of the agreement. The agreement provides for a base annual salary of $180,000 or such greater amount as the Board of Directors may determine, plus annual incentive bonuses and participation in certain insurance plans. The agreement terminates automatically in the event of Mr. Sala's death and the Company may terminate the agreement for specified cause as defined in the agreement.

      The Company's arrangements with Mr. Sala provide that in the event Mr. Sala's employment with the Company is terminated other than for cause, the Company will be obligated to pay severance to Mr. Sala in an amount equal to the greater of (i) two years' base salary plus payments in lieu of incentive bonus payments in the aggregate amount of $100,000 or (ii) Mr. Sala's base salary for the balance of the term of the agreement. In addition, the Company must defray certain costs associated with obtaining new employment and relocation in connection with such termination.

      In the event that Mr. Sala's employment continues for the entire term of the agreement and the Company and Mr. Sala are unable to negotiate a new employment agreement, the Company will be obligated to pay severance to Mr. Sala in an amount equal to two years' base salary at such date plus payments in lieu of incentive bonus payments in the aggregate amount of $100,000.

      The Company also has an employment agreement, dated October 6, 1997, with Hugh A. Hair, providing for his continuing employment by the Company until June 30, 2000 or such earlier date as may result pursuant to the terms of the agreement. Pursuant to the agreement, Mr. Hair is to continue to serve as Chairman of the Company's Board of Directors, subject to re-election by the Company's Shareholders and the Board of Directors, and will provide counsel to the Company's President and Chief Executive Officer. The agreement provides for a base annual salary of $225,000 or such greater amount as the Board may determine, and Mr. Hair is also eligible for incentive bonuses and participation in certain insurance plans. In addition, the agreement requires the Company to pay Mr. Hair deferred compensation equal to $65,000 per fiscal year, beginning July 1, 2000 and continuing through June 30, 2015. The agreement terminates automatically in the event of Mr. Hair's death, and the Company may terminate the agreement for specified cause as defined in the agreement. In the event that Mr. Hair's employment with the Company is terminated other than for cause, the Company will be obligated to pay Mr. Hair his base salary through June 30, 2000, plus the deferred compensation benefits described above.

      The Company has a consulting arrangement with Dale F. Eck, pursuant to which Mr. Eck has agreed to provide financial and management consulting services to the Company for a period of five years from March 1, 1997. The agreement provides that Mr. Eck shall devote up to two days per month to the Company and shall receive a monthly fee of $1,666.66 plus reimbursement of reasonable business expenses incurred in activities undertaken on behalf of the Company. The agreement is terminable by either party upon 12 months' prior notice.

Board Compensation Committee Report on Executive Compensation

      The Compensation Committee ("Committee") recommends to the Board of Directors the compensation to be paid to the Company's executive officers on an annual basis. The Committee has implemented an executive compensation philosophy that seeks to relate executive compensation to corporate performance, individual performance and creation of shareholder value. Historically, this has been achieved through compensation programs which focus on both short and long-term results.

      In accordance with the Committee's executive compensation philosophy, the major components of executive compensation have been base salary and stock option grants. Option grants have been made pursuant to the Company's Incentive Stock Option Plan which was approved by the Shareholders of the Company at the 1995 Annual Meeting of Shareholders held on December 6, 1995, and may be made in the future pursuant to the Incentive Stock Plan as amended by the Board of Directors on August 18, 1998, subject to approval by the Shareholders at the Meeting. Beginning in fiscal year 1998, executive officers were also eligible to receive bonuses pursuant to the Company's performance based Management Incentive Plan.

      Salaries and incentive bonuses for executive officers are based on current individual and organizational performance, affordability and competitive market trends. For purposes of informing the Committee of competitive trends within the electronics industry, the compensation data from the American Electronics Association Compensation Survey is made available to the Committee. The Committee also has access to compensation data from other comparable public companies in the wireless and satellite communications markets. The salary trend data used represents companies whose size and performance with respect to revenue, earnings per share and stock price are similar to those of the Company. The Company's executive officer salary ranges are positioned consistent with industry averages.

      Section 162(m) ("Section 162") of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits federal income tax deductions for compensation paid after 1993 to the chief executive officer and the four other most highly compensated officers of a company to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. The Company has not adopted an absolute policy regarding Section 162 as it does not anticipate its executive compensation to reach such levels in the foreseeable future. Nevertheless, the Company is studying the implications of
Section 162 on its compensation programs. In making compensation decisions, the Company will consider the net cost of compensation to it and whether it is practicable and consistent with other compensation objectives to qualify the Company's incentive compensation under the applicable exemption of Section 162. The Company recognizes that deductibility of compensation payments must be one among a number of factors used in ascertaining appropriate levels or modes of compensation, and that the Company will make its compensation decisions based upon an overall determination of what it believes to be in the best interests of its Shareholders.

      The members of the Compensation Committee are:

                            Abraham Manber                  Dr. David Wilemon
                            Dale F. Eck

Performance Graph

      The following performance graph compares the total shareholder return of the Company's Common Stock to The NASDAQ National Stock Market-US Index and the NASDAQ Electronics Components Index. The graph assumes that $100 was invested in the Company's Common Stock and each Index on June 30, 1993 and that all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 AMONG ANAREN, THE NASDAQ STOCK MARKET-US INDEX
                   AND THE NASDAQ ELECTRONICS COMPONENTS INDEX

[The following information was depicted as a line graph in the printed material]

                            Cumulative Total Return


                              6/30/93  6/2/94  6/1/95  6/30/96  6/30/97  6/30/98
                              -------  ------  ------  -------  -------  -------
Anaren Microwave Inc.           100     129     323     348      684       774
NASDAQ Stock Market (U.S.)      100     103     145     173      210       278
NASDAQ Electronic Components    100     110     251     240      394       393


      *  $100 INVESTED ON 6/30/93 IN STOCK OR INDEX -
         INCLUDING REINVESTMENT OF DIVIDENDS.
         FISCAL YEAR ENDING JUNE 30.

      Notwithstanding anything set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding performance graph and the report of the Compensation Committee shall not be deemed incorporated by reference into any such filings.

                                    ITEM TWO

          PROPOSAL TO APPROVE AMENDMENTS TO INCENTIVE STOCK OPTION PLAN

      The Anaren Microwave, Inc. Incentive Stock Option Plan ("ISOP") was approved by the Company's Shareholders at the Company's 1995 Annual Shareholders' Meeting. The purpose of the ISOP is to enable the Company to attract, retain and reward talented employees by offering equity-based compensation opportunities, and to more closely align the interests of employees with the interests of the Company's Shareholders.


      On August 18, 1998, the Board of Directors approved amendments to the ISOP, subject to approval by the Company's Shareholders at the Meeting. The proposed amendments, which are described more fully below, would (i) increase the number of shares which may be subject to options granted under the ISOP in order to allow the Company to continue to fulfill the purposes of the ISOP as described above, (ii) vest the full Board of Directors with authority to approve grants under the ISOP, (iii) provide greater flexibility to employees in the exercise of options granted under the ISOP, and (iv) provide the Board with greater flexibility in fixing the termination date of options upon an employee's death, retirement, disability or termination of employment for other reasons.

      The following is a summary of the ISOP, as in effect prior to the proposed amendments, together with a summary of the amendments proposed to be made to the ISOP. These summaries are qualified in their entirety by reference to the specific provisions of the ISOP and the proposed amendments, the full text of which are available upon written request to: David M. Ferrara, Secretary, Anaren Microwave, Inc. 6635 Kirkville Road, East Syracuse, New York 13057.

General Features of the ISOP

      The ISOP is an executive compensation plan. Pursuant to the ISOP, eligible employees of the Company may be granted options to purchase Common Stock. Options granted under the ISOP are intended to qualify as "incentive stock options," as defined under Section 422 of the Internal Revenue Code.

      The ISOP currently provides that it is to be administered by a committee of disinterested persons consisting of at least two members of the Board of Directors and other members appointed by the Board. The ISOP gives the committee sole authority to designate from all executive officers and key employees of the Company those employees or classes of employees who are eligible to participate in the ISOP, and to determine the numbers and terms of the stock options to be granted to any particular individual who is an eligible participant. In designating eligible participants and in determining the number and terms of the stock options to be granted to eligible individuals, the committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and other relevant factors.

      The option price for stock options granted under the ISOP may not be less than the fair market value of the shares subject to the options on the date the options are granted (or 110% of such value in the case of options granted to any individual who is a 10% shareholder of the Company). Any shares which are subject to purchase under options which terminate or expire may become subject to subsequent options which may be granted.

      Under the ISOP, the aggregate fair market value of the stock (determined as of the date the option pertaining to such stock was granted) with respect to which options are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Options granted under the ISOP may have a term of up to ten years (five years in the case of options granted to a 10% shareholder of the Company). An option is not exercisable until the expiration of the six months from the date of its grant (or until after six months from the date of shareholder approval of the ISOP, in the case of options which were granted subject to shareholder approval of the ISOP at the 1995 Annual Shareholders' Meeting). Unless otherwise provided in any option which is granted, following the expiration of the applicable six month holding period, up to one fifth (ignoring fractional shares) of the total number of shares subject to an option become exercisable in cumulative fashion on the first through fifth anniversary dates of the grant. Options granted to a participant remain exercisable notwithstanding the fact that there remain previously granted incentive stock options which the participant has not exercised.

      Options granted under the ISOP are non-transferable, and the recipient of an option has no rights as a shareholder with respect to the shares to which his or her option relates until the option is exercised and a stock certificate is issued to him or her for such shares. No option granted under the ISOP is exercisable by an employee after the termination of the employee's employment, if the termination was for any reason other than death, disability, or retirement. If an employee's termination of employment is due to (i) the death of the employee, an option may be exercised by the employee's estate no more than 12 months after such employee's death, (ii) an employee's retirement, an option may be exercised no more than three months after such employee's retirement, and (iii) an employee's disability, an option may be exercised no more than 12 months following the date of termination as a result of such disability.

      The ISOP currently provides that options may be exercised by payment of the exercise price (i) in cash or by certified check, (ii) by tender of shares of Common Stock having a fair market value equal to the option price, or (iii) by any combination of these methods.

      Currently, 400,000 shares of Common Stock have been reserved for issuance under the ISOP. The ISOP provides for appropriate adjustment of the number of shares available thereunder and of shares subject to outstanding options in the event of any changes in the outstanding Common Stock by reason of merger, stock split or similar events, or in the event of payment of dividends in Common Stock. Although the Board may terminate, modify or amend the ISOP, the Board may not, without the approval of the Company's Shareholders, increase the maximum number of shares of Common Stock which may be issued under the ISOP, except pursuant to a stock split, stock dividend or similar transaction.

General Federal Income Tax Consequences

      An optionee will not recognize any taxable income at the time a stock option is granted under the ISOP, and the Company will not be entitled to a federal income tax deduction at that time. Upon exercise of the option, no ordinary income will be recognized by the holder of the option. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the optionee holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price (the "bargain purchase element"), and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be recognized as capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

      The foregoing discussion is only a summary of certain aspects of the highly complex federal income tax rules applicable to participants in the ISOP, and does not address other taxes which may affect an individual, such as state and local income taxes, federal and state estate taxes, inheritance and gift taxes and/or foreign taxes.

Proposed Amendments to the ISOP

      The proposed amendments to the ISOP, which have been approved by the Board of Directors and upon which your vote will be requested at the Meeting, are summarized below. If approved, the proposed Amendments will become effective as of November 19, 1998.

      Authorization of Additional Shares Available under the ISOP. As noted above, 400,000 shares of Common Stock have been reserved for issuance under the ISOP. Presently, 337,500 of such shares are subject to outstanding options and/or were subject to previously granted options which have been exercised, leaving only 62,500 shares available for issuance under the ISOP. In order for the ISOP to be able to accomplish its purpose of enabling the Company to continue to attract and retain highly qualified personnel, the Board has recommended an increase in the number of shares available for issuance under the ISOP. Accordingly, if approved by the Company's Shareholders at the Meeting, the ISOP would be amended to raise the amount of shares available for issuance under the ISOP from 400,000 to 900,000.

      Change in Administration of ISOP. As noted above, the ISOP currently provides that it is to be administered by a committee of disinterested persons consisting of at least two Board members and other persons appointed by the Board. If approved by the Shareholders at the Meeting, the ISOP would be amended to require the affirmative vote of a majority of the full Board of Directors to approve any grants under the ISOP. The Board contemplates that its Compensation Committee, which presently consists of three non-employee directors, would continue to make recommendations to the full Board as to specific grants to be made under the ISOP, but a majority vote of the Board would be required to approve the grants.

      Method of Payment. As noted above, the ISOP currently allows employees to exercise incentive stock options granted under the ISOP by payment of the exercise price (i) in cash or by certified check, (ii) by tender of shares of Common Stock, or (iii) by any combination of these methods. Effective February 22, 1998, the New York Business Corporation Law ("NYBCL") was amended to diversify the permissible types of consideration that a New York business corporation such as the Company may accept as consideration for shares of its capital stock. Among other things, the NYBCL now provides that a New York business corporation may accept a binding obligation to pay cash or perform future services as valid consideration for the issuance of shares. In order to take full advantage of the opportunities provided by the amended NYBCL provisions, if approved by the Shareholders at the Meeting the ISOP would be amended to allow participants to exercise options by any lawful method acceptable to the Board in its discretion.


      Flexibility in Option Termination Dates. As currently drafted, the ISOP contains fixed requirements as to the dates on which options will terminate in the event of an employee's death, retirement, disability or termination of employment for other reasons. If approved by the Shareholders at the Meeting, the ISOP would be amended to allow the Board flexibility to provide for different option termination dates upon the occurrence of one of these extraordinary events, even if all or part of an option, when exercised, may not qualify as an "incentive stock option."

Awards Under the ISOP
      The number of options which may be granted to specific employees in the future under the ISOP cannot be determined at this time. The following table sets forth the option grants received by the persons shown in the table during the fiscal year ended June 30, 1998.

                                  PLAN BENEFITS

                                                          Number of Units
Name and Position                  Dollar Value (2)   (Shares of Common Stock)
-----------------                  ---------------    ----------------------

Hugh A. Hair - Chairman
of the Board (1) ................     $        0                   0

Lawrence A. Sala - President
and Chief Executive Officer .....        298,125              15,000
Carl W. Gerst, Jr. - Chief
Technical Officer, Vice
Chairman and Treasurer ..........              0                   0
Gert R. Thygesen - Vice
President of Operations .........         59,625               3,000
Joseph E. Porcello - Vice
President of Finance ............         49,688               2,500
Executive Group .................        407,438              20,500
Non-Executive Officer
Employee Group ..................      1,073,250              54,000

----------
(1) Mr. Hair also served as the Company's Chief Executive Officer until September 1997.

(2) These amounts represent the aggregate exercise price of the options granted. The per share exercise price of $19.875 was based on the market value of the Common Stock on the date of grant.

Directors of the Company who are not also employees of the Company are not eligible to participate in the ISOP.

Vote Required for Approval

      The affirmative vote of a majority of the shares of Common Stock represented at the Meeting in person or by proxy is required for approval of the amendments to the ISOP.

      The Board of Directors recommends that Shareholders vote FOR this proposal. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless Shareholders specify otherwise.

                                   ITEM THREE

        PROPOSAL TO APPROVE AMENDMENTS TO NONSTATUTORY STOCK OPTION PLAN

      The Anaren Microwave, Inc. 1989 Nonstatutory Stock Option Plan ("NSOP") was approved by the Company's Shareholders at the Company's 1989 Annual Shareholders' Meeting. The purpose of the NSOP is to enable the Company to attract, retain and reward talented directors, consultants and other persons who are not employees of the Company by offering equity-based compensation opportunities to such persons, and to induce such persons to exert their maximum efforts toward the Company's success.

      On August 18, 1998, the Board of Directors approved amendments to the NSOP, subject to approval by the Company's Shareholders at the Meeting. The proposed amendments, which are described more fully below, would (i) increase the number of shares which may be subject to options granted under the

NSOP in order to allow the Company to continue to fulfill the purposes of the NSOP described above, (ii) extend the term of the NSOP, (iii) vest the full Board of Directors with authority to approve grants under the NSOP, and (iv) provide greater flexibility to participants in the exercise of options granted under the NSOP.

      The following is a summary of the NSOP, as in effect prior to the proposed amendments, together with a summary of the amendments proposed to be made to the NSOP. These summaries are qualified in their entirety by reference to the specific provisions of the NSOP and the proposed amendments, the full text of which are available upon written request to: David M. Ferrara, Secretary, Anaren Microwave, Inc. 6635 Kirkville Road, East Syracuse, New York 13057.

General Features of the NSOP

      The NSOP is an executive compensation plan. Pursuant to the NSOP, eligible directors, consultants and other persons rendering services to the Company may be granted "nonstatutory stock options" (i.e., options that are not "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code) to purchase shares of Common Stock.

      The NSOP currently provides that it is to be administered by the Company's Board of Directors or by a committee appointed by the Board. The NSOP gives the Board or committee sole authority to designate from all eligible persons those individuals who may participate in the NSOP, and to determine the number of shares to be optioned to each person, the exercise price for such shares and the period of time during which each option shall be exercisable. Options granted under the NSOP may have a term of up to ten years. In designating eligible participants and in determining the number and terms of the stock options to be granted to eligible individuals, the Board or committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success and other relevant factors.

      Notwithstanding the foregoing, a director's participation in the NSOP is subject to the following limitations: (a) no director may receive options under the NSOP at any time or from time to time for more than 50,000 shares in the aggregate; (b) the exercise price of such options must be equal to the fair market value of the shares on the date of grant; (c) the period of each such option must be five years; (d) each such option is exercisable immediately upon the date of grant; and (e) the periods during which a director may be granted an option are as follows: (i) the 15 day period commencing on the fifth day following the public release of the Company's earnings for the next preceding fiscal quarter; and (ii) the 15 day period commencing on the fifth day following the release of the Company's earnings for the next preceding fiscal year.

      Options granted under the NSOP are non-transferable, and the recipient of an option has no rights as a shareholder with respect to the shares to which his or her option relates until the option is exercised and a stock certificate is issued to him or her for such shares. Options granted under the NSOP are exercisable by an optionee only during the optionee's relationship with the Company and for a period of three months after termination of such relationship, or 12 months after a termination due to disability. If an optionee dies, an option may be exercised by the employee's executive, personal representative or heir at any time within one year after the optionee's death. In no event may an option be exercised after the expiration of the option term.

      The NSOP currently provides that options may be exercised by payment of the exercise price (i) by check payable to the Company, (ii) by tender of shares of Common Stock having a fair market value equal to the option price, or (iii) by any combination of these methods.

      Currently, 100,000 shares of Common Stock have been reserved for issuance under the NSOP. Any shares which are subject to purchase under options which terminate or expire may become subject to subsequent options which may be granted. The NSOP provides for appropriate adjustment of the number of shares available thereunder and of shares subject to outstanding options in the event of any changes in the outstanding Common Stock by reason of merger, stock split or similar events, or in the event of payment of dividends in Common Stock. Although the Board may terminate, modify or amend the NSOP, the Board may not, without the approval of the Company's Shareholders, increase the maximum number of shares of Common Stock which may be issued under the NSOP (except pursuant to a stock split, stock dividend or similar transaction), or alter the class of persons eligible to receive options under the NSOP.

General Federal Income Tax Consequences

      An optionee will not recognize any taxable income at the time a nonstatutory stock option is granted under the NSOP, and the Company will not be entitled to a federal income tax deduction at that time. Upon the exercise of such an option, ordinary income will be recognized by the optionee in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

      The foregoing discussion is only a summary of certain aspects of the highly complex federal income tax rules applicable to participants in the NSOP, and does not address other taxes which may affect an individual, such as state and local income taxes, federal and state estate taxes, inheritance and gift taxes and/or foreign taxes.

Proposed Amendments to the NSOP

      The proposed amendments to the NSOP, which have been approved by the Board of Directors and upon which your vote will be requested at the Meeting, are summarized below. If approved, the proposed Amendments will become effective as of November 19, 1998.

      Authorization of Additional Shares Available under the NSOP. As noted above, 100,000 shares of Common Stock have been reserved for issuance under the NSOP. Presently, all of such shares are subject to outstanding options and/or were subject to previously granted options which have been exercised, leaving no shares available for issuance under the NSOP. In order for the NSOP to be able to accomplish its purpose of enabling the Company to continue to attract and retain highly qualified directors, consultants and other non-employee personnel, the Board has recommended an increase in the number of shares available for issuance under the NSOP. Accordingly, if approved by the Company's Shareholders at the Meeting, the NSOP would be amended to raise the amount of shares available for issuance under the NSOP from 100,000 to 250,000.

      Extension of Term of Plan. The NSOP currently provides that it will expire on August 23, 1999, ten years from the original adoption date. In order to facilitate continued use of the NSOP to accomplish the purposes described above, the Board of Directors has recommended extending the term of the NSOP.

Accordingly, if approved by the Company's Shareholders at the Meeting, the term of the NSOP would be extended until August 18, 2008, ten years from the date that the Board authorized the proposed amendments to the NSOP.

      Change in Administration of NSOP. As noted above, the NSOP currently provides that it is to administered by the Board of Directors or by a committee appointed by the Board. If approved by the Shareholders at the Meeting, the NSOP would be amended to require the affirmative vote of a majority of the full Board of Directors to approve any grants under the NSOP. The Board contemplates that a committee designated by the Board would continue to make recommendations to the full Board as to specific grants to be made under the NSOP, but a majority vote of the Board would be required to approve the grants.

      Method of Payment. As noted above, the NSOP currently allows employees to exercise stock options granted under the NSOP by payment of the exercise price
(i) by check payable to the Company, (ii) by tender of shares of Common Stock of the Company, or (iii) by any combination of these methods. Effective February 22, 1998, the New York Business Corporation Law ("NYBCL") was amended to diversify the permissible types of consideration that a New York business corporation such as the Company may accept as consideration for shares of its capital stock. Among other things, the NYBCL now provides that a New York business corporation may accept a binding obligation to pay cash or perform future services as valid consideration for the issuance of shares. In order to take full advantage of the opportunities provided by the amended NYBCL provisions, if approved by the Shareholders at the Meeting the NSOP would be amended to allow participants to exercise options by any lawful method acceptable to the Board in its discretion.

Awards Under the NSOP

      The number of options which may be granted to specific employees in the future under the NSOP cannot be determined at this time. The following table sets forth the option grants received by the persons shown in the table during the fiscal year ended June 30, 1998.

                                  PLAN BENEFITS

                                                             Number of Units
Name and Position                    Dollar Value (2)   (Shares of Common Stock)
-----------------                     ---------------    ----------------------

Dr. David Wilemon,
  Director ........................     $178,875                9,000

Non-Executive Director
  Group (1) .......................      178,875                9,000

----------
(1) Persons who are employees of the Company, including Messrs. Hair, Gerst, Sala, Thygesen and Porcello, are not eligible to participate in the NSOP.
(2) These amounts represent the aggregate exercise price of the options granted. The per share exercise price of $19.875 was based on the market value of the Common Stock on the date of grant.

Vote Required for Approval

      The affirmative vote of a majority of the shares of Common Stock represented at the Meeting in person or by proxy is required for approval of the amendments to the NSOP.

      The Board of Directors recommends that Shareholders vote FOR this proposal. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless Shareholders specify otherwise.

                                    ITEM FOUR

                PROPOSAL TO APPROVE INCREASE IN AUTHORIZED SHARES
                         OF COMMON STOCK OF THE COMPANY


      The Board of Directors is recommending that the Shareholders take action at the Meeting to approve an amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of Common Stock. Presently, the Company has 5,939,792 shares of Common Stock issued and outstanding or subject to options granted leaving 6,060,208 shares available for issuance to meet corporate needs. Accordingly, the Board of Directors has recommended that action be taken to increase the number of authorized shares of Common Stock from 12,000,000 to 25,000,000.


      The Board of Directors believes that the authorization of additional shares of Common Stock is desirable and would provide future flexibility for the Company. The increase in authorized shares would provide authorized Common Stock for issuance from time to time as may be necessary in connection with future financings, investment opportunities, acquisitions, the declaration of stock dividends or stock splits, other distributions, or for other corporate purposes. Although the Company has no present plans, understandings or agreements for issuing the additional shares, it is necessary to have authorization for these shares in order to enable the Company, as the need may arise, to take prompt advantage of market conditions and the availability of favorable opportunities without the delay and expense incident to the holding of a special shareholders' meeting.

      Under New York law, Shareholders are not entitled to dissenters' rights with respect to the proposed amendment to the Company's Certificate of Incorporation. Holders of Common Stock have no preemptive rights with respect to any shares which may be issued in the future, and the issuance of additional shares of Common Stock may, therefore, dilute the equity ownership position of current Shareholders. In addition, although the increase in the number of authorized shares is not intended for anti-takeover purposes, the additional authorized shares may be issued by the Board of Directors without further shareholder approval, and could (if consistent with the Board's fiduciary responsibilities) be utilized to deter future attempts to gain control of the Company.

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for the approval of the proposed amendment to the Company's Certificate of Incorporation.

      The Board of Directors recommends that Shareholders vote FOR this proposal. Proxies solicited by the Board of Directors will be voted in favor of the proposal unless Shareholders specify otherwise.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon the Company's review of copies of reports received by the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, and the written representations of its incumbent directors and officers and beneficial owners of more than 10% of the Company's Common Stock, the Company believes that, for the fiscal year ended June 30, 1998, its officers, directors and the beneficial owner of more than 10% of the Common Stock complied with the filing requirements under Section 16(a) of the Securities Exchange Act of 1934.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      During the fiscal year ended June 30, 1998, KPMG Peat Marwick LLP, the Company's independent accountant, was retained by the Board of Directors to perform the annual examination of the consolidated financial statements of the Company and its subsidiaries. The Board also retained KPMG Peat Marwick LLP to provide assistance in the preparation of federal income and state franchise tax returns.

      The independent certified public accountant selected by management to audit the Company's books and records for the current fiscal year is the firm of KPMG Peat Marwick LLP, 113 South Salina Street, Syracuse, New York, which firm has been the Company's principal accountant for the past 25 years. It is anticipated that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and to answer questions of Shareholders.

                          BOARD MEETINGS AND COMMITTEES

      During the Company's last fiscal year, the Board of Directors of the Company held nine meetings. No current director attended fewer than 75% of the aggregate number of meetings.

      During the fiscal year ended June 30, 1998, the Company's Compensation Committee consisted of Herbert I. Corkin, Dale F. Eck and Abraham Manber, through February 5, 1998. Dr. David Wilemon replaced Herbert I. Corkin on the Compensation Committee effective February 6, 1998. The function of the Compensation Committee is to recommend to the Board of Directors competitive compensation plans for officers and key employees. During the fiscal year ended June 30, 1998, the Compensation Committee held one meeting.

      The Company's Audit Committee consists of Carl W. Gerst, Jr., Dale F. Eck and Herbert I. Corkin. The Audit Committee held one meeting during the last fiscal year. The function of the Audit Committee is to review the Company's annual audit with the Company's independent accountant. The Company has not appointed a nominating committee of the Board of Directors.

                                  MISCELLANEOUS

Other Matters

      As of the date of this Proxy Statement, management has no knowledge of any business which will be presented for consideration at the Meeting other than that described herein. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Solicitation of Proxies

      The entire expense of preparing, assembling and mailing the Proxy Statement, form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary to ensure sufficient representation, officers and regular employees of the Company may request, without additional compensation therefor, the return of proxies personally by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received, and Shareholders are urged to send their proxies without delay.

                              SHAREHOLDER PROPOSALS


      In order for a shareholder proposal to be considered for inclusion in the Company's Proxy Statement relating to the 1999 Annual Meeting of Shareholders, such proposal must be received by the Company by May 31, 1999.



                                                     David M. Ferrara
                                                     Secretary

Date:  September 30, 1998
Syracuse, New York

                                                                      APPENDIX A

                             ANAREN MICROWAVE, INC.
                           INCENTIVE STOCK OPTION PLAN

                         (Including Proposed Amendments)

      1.    Purpose.

            The Anaren Microwave, Inc. Incentive Stock Option Plan (the "Plan") is intended to encourage ownership of the capital stock of Anaren Microwave, Inc. (the "Company") among executive officers and other key employees of the Company so as to provide an incentive to them to continue their employment with the Company and exert their maximum efforts towards the Company's success. By thus encouraging employees and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its shareholders.

      2.    Shares Subject to the Plan.

            The total number of shares of the common stock of the Company, $.01 par value per share (the "Common Stock"), which may be subject to options granted under the Plan shall be 900,000 in the aggregate, subject to adjustment as provided in Section 8. The Company shall at all times while the Plan is in force reserve such number of authorized and unissued or treasury shares of Common Stock as will be sufficient to satisfy the requirement of outstanding options granted under the Plan. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole, or in part, the unpurchased shares of Common Stock subject thereto shall again be available for option under the Plan.

      3.    Administration of the Plan.

            (a) The Plan shall be administered by a committee (the "Committee"). Prior to the effective date of Amendment #1 to the Plan, the Committee shall consist of disinterested persons appointed by the Board of Directors of the Company as constituted from time to time. Upon the approval of Plan Amendment #1 by the shareholders of the Company, the full Board of Directors of the Company shall be the "Committee" for purposes of the Plan. All options granted pursuant to the Plan on or after the effective date of Amendment #1 shall be subject to the approval of the full Board of Directors of the Company.

            (b) The Committee shall have the authority, in its sole discretion and from time to time, to: (i) designate the employees or classes of employees eligible to participate in the Plan; (ii) determine the individuals to whom, and the time or times at which, options shall be granted, and the number of shares of Common Stock to be subject to each option; (iii) to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) determine the terms and provisions of the respective option grants (which need not be identical) consistent with their being "incentive stock options" as provided in Section 422 of the Code; and (v) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and any determination by a majority of the members of the Committee shall be deemed to have been made by the whole Committee. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

      4.    Eligibility.

            (a) Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company or of a parent or subsidiary (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code")), of the Company. In making this selection and in determining the amount and terms of any options granted, the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Committee, in its sole discretion, shall deem relevant. Notwithstanding the foregoing, no option shall be granted to any individual who owns (within the meaning of Section 422(b)(6) and 424(d) of the Code) at the time the option is granted, more than 10% of the total combined voting power or value of all classes of stock of the Company or a parent or subsidiary of the Company, except as provided in Section 4 (b) of the Plan.

            (b) Notwithstanding the provisions of Section 4 (a) above, an option may be granted, consistent with the other terms of the Plan, to an employee who owns (within the meaning of Sections 422 (b) (6) and 424 (d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary of the Company if, at the time such option is granted, the option price is an amount which equals or exceeds 110% of the fair market value of the Common Stock subject to the option, and such option by its terms is not exercisable more than five (5) years after it is granted.

            (c) Nothing contained in the Plan shall be construed to limit the right of the Company to grant options otherwise than under the Plan.

            (d) Subject to Section 4 (e) below, if options have been granted under the Plan, additional options may be granted from time to time to a holder of such an option, and options may be granted from time to time to one or more employees who have not previously been granted options under the Plan.

            (e) The aggregate fair market value of the Common Stock, with respect to which options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. For purposes of this Section 3 (e) of the Plan, (i) options shall be taken into account in the order in which they were granted, (ii) the fair market value of any

Common Stock shall be determined as of the time the option with respect to such Common Stock was granted, and (iii) the term "Common Stock" shall mean any stock of the Company or of its parent or subsidiary (within the meaning of Sections 424 (e) and (f) of the Code) with respect to which the optionee has been granted incentive stock options (as defined in Section 422 of the Code).

      5.    Terms of Options.

            All options granted under the Plan are intended to qualify as "incentive stock options" under the provisions of Section 422 of the Code. The terms of each option granted under the Plan shall be determined by the Committee consistent with the provisions of the Plan, including the following:

            (a) The purchase price of the shares of the Common Stock subject to each option shall not be less than the fair market value of the Common Stock at the time such option is granted. Such fair market value shall be determined by the Committee and, if the Common Stock is listed on a national securities exchange or traded on the over-the-counter market, shall be the closing sale price of the Common Stock on such exchange, or on the over-the-counter market as quoted in the National Association of Securities Dealers Automated Quotation System (presently the NASDAQ National Market System), as the case may be, on the day on which the option is granted or, on the next business day, if such date is not a business day.

            (b) An option granted under the Plan shall not be exercisable until the expiration of six months from the date of its grant and in the case of a grant which is conditioned upon subsequent shareholder approval of the Plan, six months from the date of such shareholder approval. Unless otherwise provided in any option grant under the Plan, following the expiration of the applicable six month holding period, up to one-fifth (ignoring fractional shares) of the total number of shares subject to an option granted under the Plan shall become exercisable in cumulative fashion on the first through fifth anniversary dates of the grant of the option. In no case may an option be exercised as to less than one hundred (100) shares at any one time (or the remaining shares covered by the option if less than one hundred (100)).

            (c) Each option granted under the Plan shall by its terms expire and shall not be exercisable after the expiration of ten years from the date of its grant (unless a shorter period is provided by the Committee or another Section of this Plan) and shall be subject to earlier termination as expressly provided in Section 6 hereof.

            (d) An option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Vice President of Finance) of written notice of the number of shares with respect to which the option is being exercised accompanied by payment in full of the purchase price of such shares. Payment for such shares may be made (as determined by the Committee) (i) in cash, (ii) by certified check payable to the order of the Company in the amount of such purchase price, (iii) by delivery of Common Stock to the Company having a fair market value equal to said purchase price, or (iv) by any combination of the methods of payment described in (i) through (iii) above. Notwithstanding the foregoing of this Section 5(d), the Committee shall have the authority and discretion to accept any other method(s) of payment for shares upon the exercise of an option granted pursuant to the Plan, provided such method(s) of payment is/are permitted by law and is/are consistent with the option being an incentive stock option under Code Section 422.

            (e) The holder of an option shall have none of the rights of a shareholder with respect to the shares covered by his option until such shares shall be issued to him upon the exercise of his option.

            (f) No option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and any option may be exercised during the lifetime of the holder thereof only by him. No option granted under the Plan shall be subject to execution, attachment or other process.

      6. Death, Retirement or Disability or Termination of Employment for Other Reasons.

            (a) Upon the death of a holder of an option under the Plan, any option exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs both within the remaining option term and within one year after the optionee's death. The provisions of this section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any options exercisable on the date of death.

            (b) Upon the termination of employment of a holder of an option under the Plan by reason of the disability (within the meaning of Section 22(e)(3) of the Code) of such holder, such option may be exercised, to the extent such options were exercisable at the date of such termination of employment, provided that such exercise occurs both within the remaining option term and within the one year period following the date of such termination of such optionee's employment as a result of such disability.

            (c) Upon the termination of the employment of a holder of an option under the Plan by reason of such holder's retirement, such holder may exercise any options, to the extent such options were exercisable at the date of such termination of employment, provided that such exercise occurs both within the remaining option term and within the three month period after the date of termination of employment due to retirement.

            (d) Except as provided in subsections (a), (b) or (c) of this
Section 6, upon
the termination of the employment of a holder of an option, all options, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the holder's employment.


            (e) Notwithstanding the option termination dates described in the foregoing of this Section 6, the Committee may provide for different option termination dates in any option grant under the Plan, even if part or all of the option, when exercised, may not qualify as an "incentive stock option" (within the meaning of Code Section 422).


      7.    Leave of Absence.

            The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any option. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on the grant of options under the Plan theretofore made to any recipient who takes such leave of absence.

      8.    Adjustment upon Changes in Capitalization.

            (a) In the event that the outstanding Common Stock is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock splitup, combination or exchange of shares and the like, or dividends payable in shares of the Common Stock, an appropriate adjustment shall be made by the Committee in the aggregate number of shares available under the Plan and in the number of shares and price per share subject to outstanding options. If the Company shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Company shall be sold or exchanged, the holder of an option shall at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of his option the same number and kind of shares of stock or the same amount of property, cash or securities as he would have been entitled to receive upon the happening of any such corporate event as if he had been, immediately prior to such event, the holder of the number of shares covered by his option, provided, however, that in any of such events the Committee shall have the discretionary power to take any action necessary or appropriate to prevent the option granted herein from being disqualified as an "incentive stock option" under the provisions of section 422 of the Code.

            (b) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of any option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

      9.    Further Conditions of Exercise.

            (a) Unless prior to the exercise of the option the shares of Common Stock issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the said Act.

            (b) The Company shall not be obligated to deliver any shares of the Common Stock until they have been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

      10.   Effective Date and Term; Termination, Modification and Amendment.

            (a) The Plan shall become effective on the date of its adoption by the Board of Directors of the Company and the Plan (but not options granted under the Plan) shall terminate ten (10) years from the date of its adoption by the Board. No option shall be granted after termination of the Plan. The Plan shall be submitted to the Company's shareholders for approval at the annual meeting of the shareholders next succeeding the adoption of the Plan by the Board and in no event later than twelve months of the date the Plan is adopted by the Board. The grant of any options prior to the date that the Plan is approved by the shareholders shall be conditioned upon subsequent shareholder approval of the Plan.

            (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon.

            (c) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend the Plan or condition or modify grants of options under the Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the Plan or to comply with NASD rules or requirements.

            (d) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 8), (ii) extend the period during which any option may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (c), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.

                                                                      APPENDIX B

                             ANAREN MICROWAVE, INC.

                       1989 NONSTATUTORY STOCK OPTION PLAN

                         (Including Proposed Amendments)

I.    DEFINITIONS, PURPOSES AND ELIGIBILITY

      A.    Definitions

      Unless otherwise specified or unless the context otherwise requires, the following terms have the following meanings:

      1. "Board of Directors" or "Board" means the Board of Directors of Anaren Microwave, Inc.

      2. "Code" means the United States Internal Revenue Code of 1986, as amended.

      3.    "Company" means Anaren Microwave, Inc., and any of its subsidiaries.

      4.    "Option" means an option granted under the Plan.

      5. "Optionee" means a person to whom one or more Options are granted under the Plan.

      6.    "Plan" means this 1989 Nonstatutory Stock Option Plan.

      7. "Shares" means the Common Stock, $.01 par value of Anaren Microwave, Inc., or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article V of the Plan.

      B.    Purposes of the Plan

      The Plan is intended to encourage ownership of Shares among directors, consultants and other persons rendering services to the Company and its subsidiaries who are not also full-time employees, and to induce such persons to exert their maximum efforts toward the Company's success.

      C.    Eligibility

      Options may be granted under the Plan to members of the Company's Board of Directors, consultants to the Company and other persons rendering services to the Company who are not also full time employees of the Company.

II.   SHARES SUBJECT TO THE PLAN

      The aggregate number of Shares as to which Options may be granted from time to time shall be 250,000. The Shares to be issued shall be made available either from authorized but unissued Shares or Shares reacquired by the Company. If any Option granted under the Plan shall expire, be canceled or terminate without being exercised in whole or in part, new Options may be granted covering the shares not purchased.

III.  ADMINISTRATION OF THE PLAN

      The Plan shall be administered by the Board of Directors as such Board may be composed from time to time. The Board shall have the authority, in its discretion, to determine the persons to whom, and the time or times at which and the terms upon which, Options shall be granted and may be exercised, and the number of shares to be subject to each Option, the exercise price of Options, and to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provision of the respective Option agreements (which need not be identical) and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. All Options granted pursuant to the Plan shall be subject to the approval of the full Board. The Board of Directors' determinations on the matters referred to in this paragraph shall be conclusive.

IV.   TERMS AND CONDITIONS OF OPTIONS

      Any Option granted under the Plan shall be in such form as the Board may from time to time approve. Any such option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem desirable. Any Option granted prior to the approval by the Company's shareholders of the Plan shall be granted subject to such approval.

      (a) Grant Period. The periods during which the Board may grant Options to any person who is a member of the Board of Directors are as follows: (i) the fifteen (15) day period commencing on the fifth (5th) day following the public release of the Company's earnings for the next preceding fiscal quarter; and
(ii) the fifteen (15) day period commencing on the fifth (5th) day following the release of the Company's earnings for the next preceding fiscal year. Options may be granted to persons who are not members of the Board of Directors from time to time and at such times as the Board may determine.

      (b) Option Price. The purchase price of each of the Shares purchasable under any Option shall be determined by the Board.

      (c) Option Period. Except with respect to Options granted to members of the Board of Directors of the Company as to which the provisions of Article IV
(f) shall govern, the period of each Option shall be fixed by the Board, but no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

      (d) Exercise of Option. Except as provided in Paragraph (e), an Option may be exercised in whole at any time or in part from time to time during the option period, by giving written notice of exercise to the Company specifying the number of Shares to be purchased, together with payment in full of the purchase price. Payment may be made by any method(s) acceptable to the Board in its discretion, including (i) by a certified check payable to the order of the Company, (ii) by the tendering of Shares to the Company having a fair market value equal to the purchase/exercise price, and (iii) any combination of certified checks and Shares. If Shares are tendered as partial or full payment, the fair market value of such Shares shall be equal to the closing price of the Shares as reported on the principal national stock exchange on which the Shares may be traded on the day immediately preceding the day of receipt of the Shares by the Company, or if no sale of Shares has been made on any securities exchange on that date, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred. During such time as the Shares are not listed on a national securities exchange, the fair market value of the Shares shall be the mean between the closing "bid" and "ask" prices of the Shares as quoted by the National Association of Securities Dealers Automated Quotation System for the day preceding receipt by the Company of the Shares, and if no "bid" and "ask" prices are quoted for such day, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted. An Optionee shall have the rights of a shareholder only with respect to Shares for which certificates have been issued.

      (e) Termination of Relationship-Death. Each Option granted under the Plan shall be exercisable in the case of a director, consultant or other person rendering services to the Company who is not a full-time employee only while a director, consultant or part-time employee of the Company or a subsidiary, and for a period of three months after termination of such employment, directorship, or consultancy, or within twelve (12) months if the termination is due to disability. If an Optionee dies, the Option may be exercised, to the extent that the Optionee was entitled to exercise it at the date of death, by an executor, personal representative or heir, as the case may be, at any time within a period of one (1) year after the Optionee's death. Nothing herein shall be construed to permit an Option to be exercised after the termination of the term of the Option. An Optionee's rights or Options under this Plan are exercisable, during the Optionee's lifetime, only by the Optionee and such rights or options may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign or transfer such rights or options shall be void and without effect.

      (f) Options to Directors. Options granted to directors shall be subject to the following additional terms and conditions: (1) No director shall receive Options at any time or from time to time for more than 50,000 Shares in the aggregate; (2) The exercise price of Options shall be equal to the fair market value of the Shares determined on the date of grant; (3) The period of each Option shall be five (5) years; and (4) An Option shall be exercisable immediately.

V.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

      If the Shares are changed by reason of stock dividends, recapitalization, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the aggregate number and class of Shares available under the Plan and the maximum number of shares to which options may be granted to any individual shall be appropriately adjusted by the Board, and, in the case of each Option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant thereto and the exercise price of each Option shall be adjusted to such extent as may be determined by the Board, whose determination shall be conclusive.

VI.   LEAVE OF ABSENCE

      The Board shall determine the extent to which military or Government service or leave of absence for any other reason shall constitute termination of employment, directorship or consultancy for the purposes of the Plan or any Option.

VII.  GOVERNMENT REGULATIONS

      The Plan, the grant and exercise of Options and the obligations of the Company to sell and deliver Shares under such Options shall be subject to all applicable Federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificate or certificates for Shares prior to (i) the admission of such Shares to listing on any stock exchange on which the Shares may then be listed; and (ii) the completion of any registration or other qualification under any state or Federal law or rulings or regulations of any governmental body, which the Company shall, in its sole discretion, determine to be necessary or advisable.

VIII. TERMINATION OF THE PLAN

      The Plan shall become effective on August 24, 1989, provided that it is subsequently approved by the Company's shareholders, and shall terminate on August 18, 2008 (which termination date is ten years from the date the Board authorized Amendment #1 to the Plan). The Plan may be terminated at an earlier date by the Board of Directors; provided, however, that any such earlier termination shall not affect any Options granted prior to the date of such termination.

IX.   AMENDMENT OF THE PLAN

      The Plan may be amended by the Board of Directors provided, however, that no such amendment may increase the number of Shares for which Options may be granted (except as provided by Article V) and no such amendment may alter the designation of the class of persons eligible to receive Options under the Plan unless such amendment is approved by the stockholders of the Company. No amendment shall affect any Options previously granted unless such amendment shall expressly so provide and unless any Optionee to whom an Option has been granted who would be adversely affected by such amendment consents in writing.

X.    PARTICIPATION AND EMPLOYMENT RELATIONSHIP

      The adoption of this Plan shall not be deemed to give any employee, consultant or director of the Company any right to be granted an option to purchase Shares, except to the extent and upon such terms and conditions as may be determined by the Board. Nothing herein contained shall be deemed to prevent the Company from terminating the employment, consultancy or directorship of an Optionee.

XI.   GOVERNING LAW

      This Plan and all determinations made and actions taken pursuant hereto, shall be governed by the laws of the State of New York and construed in accordance therewith.

PROXY                         ANAREN MICROWAVE, INC.                       PROXY
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                               THIS IS YOUR PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             ANAREN MICROWAVE, INC.

      The undersigned hereby (1) acknowledges receipt of the notice of the Annual Meeting of Shareholders of Anaren Microwave, Inc. (the "Company") to be held at the Syracuse Marriott, 6302 Carrier Parkway, East Syracuse, New York on Thursday, November 19, 1998 at 11:00 A.M., local time and of the Proxy Statement in connection therewith and (2) appoints Hugh A. Hair and Lawrence A. Sala and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock, $.01 par value, of Anaren Microwave, Inc. held of record by the undersigned on September 23, 1998 at the Annual Meeting of Shareholders, or any adjournment thereof. If any nominee for director should be unavailable to serve, it is intended that all of the shares will be voted for such substitute nominee as may be determined by the Board of Directors. The undersigned directs that this Proxy be voted as follows:

PROPOSAL 1:  ELECTION OF DIRECTORS
               FOR all nominees     |_|           WITHHOLD AUTHORITY to      |_|
               listed below                       vote for all  nominees
               (except as marked                  listed below.
               to the contrary).

Nominees: Hugh A. Hair, Carl W. Gerst, Jr., Abraham Manber, Lawrence A. Sala, Herbert I. Corkin, Dale F. Eck and Dr. David Wilemon.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the above list.)

PROPOSAL 2:  APPROVAL OF AMENDMENTS TO INCENTIVE STOCK OPTION PLAN

                      FOR  |_|       AGAINST  |_|     ABSTAIN    |_|

PROPOSAL 3:  APPROVAL OF AMENDMENTS TO NONSTATUTORY STOCK OPTION PLAN

                      FOR  |_|       AGAINST  |_|     ABSTAIN    |_|

PROPOSAL 4: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE SHARES OF AUTHORIZED COMMON STOCK

                      FOR  |_|       AGAINST  |_|     ABSTAIN    |_|

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

                          (Continued and to be dated and signed on the reverse.)

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, AND FOR PROPOSALS 2, 3 AND 4.

IMPORTANT. Please sign exactly as name appears on this card. Each joint owner should sign. Executors, administrators, trustees, etc. should give full title.

                                                SIGNATURES:

                                                Dated:___________________, 19___

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Please Print Name Here

                                                ________________________________
                                                Signature

                                                ________________________________
                                                Please Print Name Here

                                                PLEASE  MARK,   SIGN,  DATE  AND
                                                RETURN THIS PROXY PROMPTLY USING
                                                THE   ENCLOSED   ENVELOPE.    NO
                                                POSTAGE IS REQUIRED.